                                                                    Exhibit 10.2



                       INDEPENDENT CONTRACTOR AGREEMENT

                                    between

                         NCO PORTFOLIO FUNDING, INC.,

                                      and

                               JOSEPH K. RENSIN

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
SECTION 1.         DUTIES.................................................    1
SECTION 2.         COMPENSATION...........................................    1
   SECTION 2.1.     BASE COMPENSATION.....................................    1
   SECTION 2.2.     DEATH OF CONTRACTOR...................................    2
   SECTION 2.3.     REIMBURSEMENT OF EXPENDITURES.........................    2
   SECTION 2.4.     BENEFIT PLANS AND FRINGE BENEFITS.....................    2
   SECTION 2.5.     REGISTRATION RIGHTS...................................    3
SECTION 3.         TERM OF ENGAGEMENT.....................................    7
SECTION 4.         COVENANTS..............................................    7
   SECTION 4.1.     S-3 ELIGIBILITY.......................................    7
   SECTION 4.2.     TRADEMARK.............................................    7
   SECTION 4.3.     NONDISPARAGEMENT......................................    7
   SECTION 4.4.     COUNTERCLAIMS.........................................    7
   SECTION 4.5.     NONCOMPETITION AND NONSOLICIATION.....................    8
SECTION 5.        COMPLIANCE WITH OTHER AGREEMENTS; AUTHORITY.............    8
SECTION 6.         SEVERABILITY...........................................    8
SECTION 7.         WAIVER.................................................    8
SECTION 8.         MODIFICATION...........................................    9
SECTION 9.         HEADINGS...............................................    9
SECTION 10.       COUNTERPARTS............................................    9
SECTION 11.       RULES OF CONSTRUCTION...................................    9
SECTION 12.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES..............    9
SECTION 13.       BINDING EFFECT; ASSIGNMENT..............................    9
   SECTION 13.1.     BINDING EFFECT.......................................    9
   SECTION 13.2.     ASSIGNMENT BY THE COMPANY............................   10
   SECTION 13.3.     ASSIGNMENT BY THE CONTRACTOR.........................   10
SECTION 14.       EQUITABLE RELIEF........................................   10
SECTION 15.       ENTIRE AGREEMENT........................................   10
SECTION 16.       GOVERNING LAW...........................................   10
SECTION 17.       NOTICES.................................................   11

                            CREDITRUST CORPORATION
                       INDEPENDENT CONTRACTOR AGREEMENT

     THIS INDEPENDENT CONTRACTOR AGREEMENT (the "Agreement") is made and entered into by and between NCO Portfolio Funding, Inc., a Delaware corporation ("NCOP" or the "Company") and JOSEPH K. RENSIN (the "Contractor"), as of
__________________________, 2000 (the "Effective Date").

                             BACKGROUND STATEMENT

     Creditrust Corporation, a Maryland corporation ("Creditrust"), has, as of the date hereof, merged with and into NCOP, with NCOP as the surviving corporation. The Contractor has substantial knowledge of the Company's business; the Company considers it to be in its best interest to have the benefit of the Contractor's availability and services as provided in this Agreement; and the Contractor is willing to provide such availability and services to the Company in accordance with the provisions of this Agreement.

     THEREFORE, in consideration of and reliance upon the foregoing background statement and the covenants, representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Contractor agree as follows:

                                     TERMS

SECTION 1.    DUTIES.

     The Company hereby engages the Contractor to provide consulting services to the Company on an as-needed, as-requested basis. The Contractor shall be responsible only for reporting to the Chief Executive Officer of the Company.

SECTION 2.    COMPENSATION.

SECTION 2.1.  BASE COMPENSATION.

     During the term of the Contractor's engagement under this Agreement, the Company shall pay the Contractor as follows:

     (a) During the Term (as defined herein), the Company shall pay the Contractor base compensation at the annualized rate of $400,000. Such base compensation shall be paid in accordance with the Company's normal payroll policies for senior executives of the Company, but no less than monthly.

     (b) The Contractor shall be obligated to provide no more than twenty (20) hours of services in any month to the Company. The Company shall pay the Contractor in addition to the fee provided for in Section 2.1(a) above, a fee of $1,500 for each day or any part of a day during which the Contractor performs services for the Company in excess of the aforementioned twenty (20) hours per month. In the event twenty (20) full hours are not utilized for the Consultant's services in a given month, those hours not utilized shall not be carried over to the following or any subsequent months.

     Contractor, as an independent contractor, shall comply with all applicable federal, state or local laws and regulations pertaining to the payments provided for above, including those requiring payment and/or withholding for income taxes, FICA contributions and any other such charges. The Company shall not withhold any funds to pay any such amounts, and the Contractor shall indemnify, defend and hold the Company harmless from and against any and all claims, expenses, taxes, penalties, interests, and other charges or liabilities asserted against or incurred by the Company as a result of Contractor's actual or alleged failure to comply with all such laws and regulations.

SECTION 2.2.  DEATH OF CONTRACTOR.

     Within forty-five (45) days after the Contractor's death during the Term, the Company shall pay to the Contractor's estate, or his heirs, the amount of any accrued and unpaid compensation or reasonable, unreimbursed expenses as of the date of death.

SECTION 2.3.  REIMBURSEMENT OF EXPENDITURES.

     The Company shall reimburse the Contractor for all reasonable expenditures (consistent with Company policy concerning expenses incurred by and reimbursed to senior executives of the Company) that Contractor incurs in the course of his engagement by the Company, including expenditures for (i) transportation, lodging and meals during business trips, (ii) business meals and other business-related expenses, (iii) supplies and business equipment, and (iv) cellular telephone charges. The types and amounts of expenses to be repaid, the nature and timing of repayment, and the required documentation, shall be the same for the Contractor as those for top executives of the Company.

SECTION 2.4.  BENEFIT PLANS AND FRINGE BENEFITS.

     (a) Contractor shall, at the Company's expense, be eligible to participate in any medical and dental benefits plan at least as favorable as those made available to the Chief Executive Officer of the Company.

     (b) During the first eighteen (18) months of the Term, the Company shall pay the Contractor a car allowance of one thousand dollars ($1,000) per month, payable in accordance with normal payroll policies for senior executives of the Company, but no less than monthly.

     (c)  Creditrust granted Contractor options to purchase 50,000 shares of

          Creditrust common stock at an exercise price of $0.53 per share (the "Stock Options") on June 8, 2000. The Company shall cause the Stock Options to be treated as provided in Section 2.10 of the Amended and Restated Merger Agreement dated as of September 20, 2000 between Creditrust and NCOP.

     (d) The Company shall cause Contractor to become fully vested as of the Effective Date in all contributions made by either Contractor or Creditrust to Contractor's 401(k) retirement account with the Company's predecessor, Creditrust.

SECTION 2.5.  REGISTRATION RIGHTS.

     (a) The Company acknowledges that Contractor is the beneficial owner of approximately 5.2 million shares of the Company's common stock. Such stock and any other securities issued or issuable with respect to such stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization are referred to herein as "Registrable Securities." Securities shall cease to be Registrable Securities after such securities (i) have been effectively registered under the Securities Act of 1933, as amended (the "Securities Act") and disposed of in accordance with a registration statement filed under the Securities Act covering them or (ii) are or may be distributed to the public pursuant to Rule 144 promulgated under the Securities Act without being subject to volume limitations.

     (b) The Company covenants and agrees that if on or after ninety (90) days after the Effective Date, but no more than one time for each 12 month period following such date, Company receives a written request from Contractor to register no less than five hundred thousand (500,000) and no more than two million six hundred thousand (2,600,000) shares of Registrable Securities, then within 45 days after receipt of such notice (the 45th day after such notice, the "Filing Date") the Company shall file a registration statement and cause such registration statement to become effective under the Securities Act at the earliest possible date after such notice (such date, the "Effectiveness Date") with respect to the offering and sale or other disposition of such Registrable Securities as Contractor desires to have covered by such registration statement. The Company shall continuously maintain the effectiveness of such registration statement until the earlier of (i) 90 days after the effective date of the registration statement or (ii) the consummation of the distribution of all Registrable Securities covered by such registration statement by the Contractor (the "Effectiveness Period"). The Company shall not include any securities owned by any other person other than the Contractor in any such registration statement without the consent of the Contractor. Each notice to the Company requesting the registration of Registrable Securities shall set forth (1) the number of Registrable Securities to be included; and (2) the proposed manner of sale. A registration statement will not count as complying with the terms hereof unless it is declared effective by the U.S. Securities and Exchange Commission (the "SEC") and remains continuously effective for the Effectiveness Period. Contractor shall have the right to demand registration of Registrable Shares under this Section 2.5(b) no more than twice during the Term, provided, that the second
                                                --------
     registration shall not occur sooner than sixty (60) days after the conclusion of the first Effectiveness Period.

(c) Contractor agrees, if requested by the managing underwriter in an underwritten offering, not to effect any public sale or distribution of Registrable Securities or of securities of the Company of the same class (except as part of such underwritten registration), during the 10-day period prior to, and during the 90-day period beginning on, the closing date of each underwritten offering made pursuant to such registration statement, to the extent timely notified in writing by the Company or the managing underwriter.

(d) If, at any time when Registrable Securities are held by Contractor, the Company proposes to register any of its securities under the Securities Act (other than a registration on Form S-4 or S-8 or any successor form thereto), whether or not for sale for its own account, and the registration form to be used may be used to register Registrable Securities, it will each such time give prompt written notice to Contractor of Company's intention to do so and, upon the written request of Contractor made within 10 days after the receipt of any such notice, the Company will use its best efforts to effect the registration (a "Piggyback Registration") under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Contractor.

(e) Subject to Section 2.5(f), if a Piggyback Registration is an underwritten registration, and the managing underwriter thereof advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell for its own account in such registration, (ii) second, the Registrable Securities requested to be included in such registration and other securities requested to be included in such registration, pro rata, based on the number of Registrable Securities and other securities requested to be included in such registration.

(f) Notwithstanding Section 2.5(e), if a Piggyback Registration is an underwritten secondary registration solely on behalf of holders of the Company's securities, and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration the securities requested to be included therein by the holders requesting such registration (including Contractor) pro rata among such holders on the basis of the number of shares owned by each such holder.

(g) The Company shall take all steps necessary to ensure compliance with all applicable federal and state securities laws applicable to sales by Contractor pursuant to any registration in which Registrable Securities are sold pursuant to Contractor's rights hereunder and to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h) All fees and expenses incident to the performance of or compliance with the provisions of this Section 2.5 of this Agreement shall be borne by the Company, other than Contractor's out-of-pocket expenses incurred in connection with the engagement of professional advisors and all underwriting discounts and commissions.

(i) The Company agrees to indemnify and hold harmless Contractor from and against any and all losses, claims, damages and liabilities (collectively, "Losses") to which Contractor may become subject caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstance in which they were made, not misleading, and will reimburse Contractor for any legal or other expenses reasonably incurred by Contractor in connection with investigating or defending any such Losses as such expenses are incurred; provided, however, that the Company will not be liable insofar as
               --------  -------
     such Losses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by Contractor expressly for use therein.

(j) Contractor agrees to indemnify and hold harmless the Company, the Company's directors, the Company's officers who sign the registration statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to Contractor set forth in Section 2.5(i), but only with reference to, and in conformity with, information relating to Contractor furnished in writing by Contractor expressly for use in a registration statement and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such Losses as such expenses are incurred.

(k) If Contractor desires to sell the Registrable Securities covered by his request by means of an underwritten offering the Company shall approve (such approval not to be unreasonably withheld exclusive of the offer price and number of shares as to which the Company shall not have any approval rights) in writing such underwritten offering, including, without limitation, the selection by the Contractor of the underwriter(s), investment banker(s) and/or manager(s) for such offering and the terms and conditions of the underwriting agreement relating to such offering.

(l) If the Company effects a registration in which the Contractor is to participate, the Contractor shall complete, execute, acknowledge and/or deliver such questionnaires, powers of attorney, indemnification agreements, custody agreements, holdback agreements, underwriting agreements and other documents, certificates and instruments as are required by the Company or any underwriter(s) or are otherwise necessary in connection with the registration and offering. Contractor shall promptly provide to the Company such information concerning his ownership of Company securities, the intended method of distribution and such other information as may be required by applicable law or regulation or as may be reasonably requested by the Company.

(m) The Company shall not be obligated to effect a registration pursuant hereto, or file any amendment or supplement thereto, and may suspend the Contractor's rights to make sales pursuant to an effective registration pursuant hereto, at any time when the Company, in the good faith judgment of its Board of Directors, reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would
     (i) materially and adversely affect a pending or proposed acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations, discussions or pending proposals related thereto, or (ii) be seriously detrimental, excluding a change in the price of the Company's stock, to the Company and its stockholders, in which event the Company has the right to defer filing of a registration statement for a period of not more than 45 days after receipt of the demand notice, provided, however, the Company shall not utilize this right described in
     --------  -------
     this Section 2.5(m) more than once in any 12-month period. If the Company suspends the Contractor's rights to make sales pursuant hereto, the applicable registration period shall be extended by the number of days of such suspension or, at the written election of the Contractor, a demand registration may be cancelled and such cancellation shall not be deemed the use of such demand registration by the Contractor hereunder.

SECTION 3.     TERM OF ENGAGEMENT.

     The Contractor's term of engagement under this Agreement shall begin on the Effective Date, and shall continue through the third anniversary of the Effective Date (the "Term"). In the event the Contractor's engagement is terminated prior to the end of the Term for any reason other than the Contractor's death, the Company shall pay or cause to be paid any and all accrued and unpaid compensation or unreimbursed expenses (as of the date of such termination) and any and all fees that otherwise would have been due and payable through the end of the Term.

SECTION 4.     COVENANTS.

SECTION 4.1.   S-3 ELIGIBILITY.

     The Company shall use commercially reasonable efforts to become eligible to register shares of the Company's stock with the SEC through the use of Form S-3.

SECTION 4.2.   TRADEMARK.

     To the Company's best knowledge, the Company represents and warrants that it owns trademarks to the Creditrust name, the Creditrust logo (the "Logo Trademark"), and the name and logo of Creditrust combined (the "Name/Logo Trademark"). The Contractor hereby purchases, and the Company hereby sells and conveys to Contractor, all of Company's right, title and interest in the Logo Trademark for a total purchase price of one thousand dollars ($1,000) cash paid, receipt of which by the Company is hereby acknowledged, provided, however, that
                                                        --------  -------
notwithstanding Contractor's ownership of the Logo Trademark, the Company shall not incur any liability as a result of occasional, inadvertent, internal use of the Logo Trademark by Company employees. The Company covenants that, beginning on the Effective Date and forever thereafter it shall not exploit or transfer the Name/Logo Trademark in any manner whatsoever. The Contractor covenants that, beginning on the Effective Date and forever thereafter he shall not use the Logo Trademark in connection with a business involved in the purchase of, the management of or the collection of defaulted debt other than defaulted mortgages.

SECTION 4.3.   NONDISPARAGEMENT.

     Neither the Company nor the Contractor shall speak or act in any manner that is intended to, or does in fact, damage the goodwill or the business or reputation of the other party or any of its affiliates, except that either party may disclose such information as is reasonably required to protect or enforce its legal rights hereunder.

SECTION 4.4.   COUNTERCLAIMS.

     The existence of any claim or cause of action that either party may have against the other party shall not at any time constitute a defense to the enforcement by the party against which the claim or cause of action may exist because of the restrictions or rights provided by this Section 4.

SECTION 4.5.   NONCOMPETITION AND NONSOLICIATION.

     During the Term of this Agreement, the Contractor shall not, directly or indirectly:

     (a) induce any employee, customer, independent contractor or supplier of the Company to terminate employment or any other relationship with the Company; or

     (b) engage in (as a principal shareholder, partner, director, officer, agent, employee, consultant or otherwise) any business operating within the United States that is involved in the purchase of, the management of or the collection of defaulted debt other than defaulted mortgages; provided, however,
                                                             --------  -------
that nothing contained in this Section 4.5(b) shall prevent the Contractor from holding for investment no more than five percent (5%) of any class of equity securities of a company whose securities are publicly traded on a national securities exchange or in a national market system.

SECTION 5.     COMPLIANCE WITH OTHER AGREEMENTS; AUTHORITY.

     The Contractor represents and warrants to the Company that he is free to enter this Agreement and that the execution of this Agreement and the performance of his obligations under this Agreement shall not, as of the date of this Agreement or with the passage of time, conflict with, cause a breach of, or constitute a default under any agreement to which the Contractor is a party or may be bound. The Company represents and warrants that it is authorized by all necessary corporate action to enter into this Agreement and to perform its obligations hereunder, that the execution and performance of its obligations hereunder shall not, as the date of this Agreement or the with the passage of time, conflict with, cause a breach of, or constitute a default under any agreement to which it is a party.

SECTION 6.     SEVERABILITY.

          Every provision of this Agreement is intended to be severable. If any provision or portion of a provision is illegal or invalid, then the remainder of this Agreement shall not be affected. Moreover, any provision of this Agreement which is determined to be unreasonable, arbitrary or against public policy shall be modified as necessary so that it is not unreasonable, arbitrary or against public policy.

SECTION 7.     WAIVER.

     A waiver by a party to this Agreement of any breach of this Agreement by the other party shall not operate or be construed as a waiver of any other breach or a waiver of the same breach on a future occasion. No delay or omission by either party to enforce any rights it may have under this Agreement shall operate or be construed as a waiver.

SECTION 8.     MODIFICATION.

     This Agreement may not be modified or amended except by a writing signed by both parties.

SECTION 9.     HEADINGS.

     The various headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of any of the provisions of this Agreement.

SECTION 10.    COUNTERPARTS.

     This Agreement may be executed via facsimile and in several counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

SECTION 11.    RULES OF CONSTRUCTION.

     No provision of this Agreement shall be interpreted or construed against any party because that party or its legal representative drafted that provision. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular, the singular the plural, and the part the whole, (ii) references to one gender include all genders, (iii) "including" and "may include" have the inclusive meaning frequently identified with the phrases "including but not limited to" and "including without limitation", (iv) references to "hereunder," "herein" or "hereof" relate to this Agreement as a whole, and (v) the terms "dollars" and "$" refer to United States dollars. Any reference herein to any statute, rule, regulation or agreement, including this Agreement, shall be deemed to include such statute, rule, regulation or agreement as it may be modified, varied, amended or supplemented from time to time. Any reference herein to any person shall be deemed to include the heirs, personal representatives, successors and permitted assigns of such person.

SECTION 12.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     The respective representations and warranties of the parties to this Agreement shall survive the execution of this Agreement and continue without limitation.

SECTION 13.    BINDING EFFECT; ASSIGNMENT.

SECTION 13.1.  BINDING EFFECT.

     Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, administrators, executors, successors and permitted assigns.

SECTION 13.2.  ASSIGNMENT BY THE COMPANY.

     This Agreement may and shall be assigned or transferred to, and shall be binding upon and shall inure to the benefit of, any successor of the Company, and any such successor shall be deemed substituted for all purposes for the "Company" under the terms of this Agreement. As used in this Agreement, the term "successor" shall mean any person, firm, corporation or business entity that at any time, whether by merger, purchase, or otherwise, acquires a majority of the assets of the Company. Notwithstanding such assignment, the Company shall remain, with such successor, jointly and severally liable for all its obligations hereunder. Except as herein provided, this Agreement may not otherwise be assigned by the Company.

SECTION 13.3.  ASSIGNMENT BY THE CONTRACTOR.

     This Agreement is not assignable by the Contractor. This Agreement shall inure to the benefit of and be enforceable by the Contractor's personal or legal representatives, executors, and administrators, successors, heirs, distributees, devisees, and legatees. If the Contractor should die while any amounts payable to the Contractor hereunder remain outstanding, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Contractor's devisee, legatee, or other designee or, in the absence of such designee, to the Contractor's estate.

SECTION 14.    EQUITABLE RELIEF

     The parties hereto acknowledge that the breach of any provision of this Agreement will cause irreparable harm for which any remedies at law would be inadequate. Accordingly, in the event of any breach or threatened or attempted breach of any provision hereof by either party, the other party shall, in addition to all other remedies, be entitled to obtain any form of equitable relief, including a temporary or permanent injunction restraining such breach or threatened breach and specific performance of the provisions hereof, without being required to show actual or special damage or to furnish any bond or other security. The parties hereby acknowledge and agree that the parties' agreement with respect to the foregoing is a material inducement for each party to execute this Agreement

SECTION 15.    ENTIRE AGREEMENT.

     With respect to its subject matter, this Agreement constitutes the entire understanding of the parties superseding all prior agreements, understandings, negotiations and discussions between them, whether written or oral, and there are no other understandings, representations, warranties or commitments with respect thereto.

SECTION 16.    GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to agreements made and to be performed in that State, without regard to any otherwise applicable conflict of laws principles.

SECTION 17.    NOTICES.

     Any notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and delivered when delivered in person, three (3) days after being mailed postage prepaid by certified or registered mail with return receipt requested, or when delivered by overnight delivery service to the recipient at the following address, or to such other address as to which the other party subsequently shall have been notified in writing by such recipient:

     If to the Company:

          NCO Portfolio Funding, Inc.
          _________________
          _________________
          _________________
          _________________

     With a copy (not itself constituting notice) to:

          __________________
          __________________
          __________________
          __________________
          __________________

     If to the Contractor:

          __________________
          __________________
          __________________
          __________________

     With a copy (not itself constituting notice) to:

          Williams & Connolly LLP
          Attn: Kevin Hodges, Esq.
          725 Twelfth Street, N.W.
          Washington, D.C. 20005

                     [SIGNATURES APPEAR ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Contractor has signed this Agreement, all as of the Effective Date hereof.


NCO PORTFOLIO FUNDING, INC.


By:  __________________________
Name:  ________________________
Title:  _______________________


CONTRACTOR


_______________________________
Joseph K. Rensin